UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 22, 2011

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	I-4219 (Commission File Number)	74-1339132 (IRS Employer Identification Number)

450 Park Avenue, 27th Floor, New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)
(212) 906-8555
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.
     On June 15, 2011, Harbinger Group Inc. (the “Company”) announced that it was soliciting consents (the “Consent Solicitation”) to proposed amendments to the indenture, dated November 15, 2010 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, a national banking association, as trustee (“Wells Fargo”), governing the Company’s outstanding 10.625% Senior Secured Notes due 2015 (the “Notes”). On June 22, 2011, the Company successfully completed the Consent Solicitation. Wells Fargo, which acted as the tabulation agent in the Consent Solicitation, advised the Company that it had received the consent of holders of a majority in principal amount of the outstanding Notes (excluding Notes owned by the Company or any affiliate of the Company), and the Company determined that all other conditions to the completion of the Consent Solicitation were satisfied.
     After receipt of the Requisite Consents, on June 22, 2011, the Company and Wells Fargo entered into a supplement to the Indenture (the “Supplemental Indenture”). The Supplemental Indenture amends the Indenture by revising the definition of “Contribution Debt” to permit the Company to incur, as a result of the Company’s prior issuance of convertible preferred stock, up to $150 million of additional indebtedness that is secured equally and ratably with the existing Notes and has the same maturity as the existing Notes, as Contribution Debt, while eliminating the ability of the Company to incur any further Pari-Passu Obligations (as such term is defined in the Indenture) as “Permitted Debt” under clause (b)(1) of the Limitation on Debt and Disqualified Stock covenant of the Indenture. The result is to effectively combine the two baskets under which the Company is permitted to incur additional Pari-Passu Obligations (including the existing Notes), with the amount of permitted Pari-Passu Obligations limited to $500 million, but to permit all such in debtedness to have the same maturity as the Notes, including through the issuance of Additional Notes (as such term is defined in the Indenture).
     The foregoing summary is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01.	Other Events.
     On June 22, 2011, the Company issued a press released announcing the successful completion of the Consent Solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
4.1
Supplemental Indenture, dated June 22, 2011, to the indenture governing the Company’s 10.625% Senior Secured Notes due 2015, dated November 15, 2010, by and between the Company and Wells Fargo Bank, National Association, a national banking association, as trustee.

99.1	Press release dated June 22, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 22, 2011	HARBINGER GROUP INC.
	By:	/S/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer

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